ALSTON&BIRD LLP
                         3605 Glenwood Avenue, Suite 310
                               P. O. Drawer 31107
                             Raleigh, NC 27622-1107

                                   919-420-2200
                                Fax: 919-420-2260
                                 www.alston.com


ROBERT H. BERGDOLT      DIRECT DIAL: 919-420-2216   E-MAIL: RBERGDOLT@ALSTON.COM

                                OCTOBER 30, 1998


Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina  27604

      Re: Legality of shares covered by Registration Statement on Form S-3 (file no. 333-61913)(the "Registration Statement")
             ------------------------------------------------
Ladies and Gentlemen:

      We are acting as counsel for Highwoods Properties, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of the Registration Statement, which covers the registration by the Company of the Issuance Shares and the resale of the Resale Securities. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the prospectus that is part of the Registration Statement.

      We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Issuance Shares and the Resale Securities and for the purpose of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

      Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

      1. The outstanding Resale Securities have been duly authorized and validly issued, and are fully paid and nonassessable.

      2. The Company has the authority pursuant to its charter to issue the Issuance Shares and the unissued Resale Securities, and such securities will be duly authorized, validly issued, fully paid and nonassessable upon (a) the adoption by the board of directors of a resolution in form and content required by Maryland law, and (b) delivery of the consideration contemplated by (i) the Agreement of Limited Partnership of Highwoods Realty Limited Partnership with respect to the shares issuable upon


    One Atlantic Center        1211 East Morehead Street  601 Pennsylvania Avenue, N.W.
 1201 West Peachtree Street        P.O. Drawer 34009        North Building, 11th Floor
Atlanta, Georgia 30309-3424     Charlotte, NC 28234-4009    Washington, DC 20004-2601
        404-881-7000                  704-331-6000                 202-756-3300
     Fax: 404-881-7777             Fax: 704-334-2014            Fax: 202-756-3333

Highwoods Properties, Inc.
October 30, 1998
Page 2

redemption of Common Units, or (ii) the applicable warrant with respect to the shares issuable upon exercise of warrants.

      Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                Very truly yours,

                                ALSTON & BIRD LLP


                                By: /s/ ROBERT H. BERGDOLT, PARTNER
                                    -------------------------------
                                    Robert H. Bergdolt, Partner

RHB/ppb